UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2016 (October 27, 2016)

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations    212-836-2674

Office of the Secretary    212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

As previously announced, in connection with the planned separation of Alcoa Inc. (“Alcoa”) into two independent, publicly-traded companies, future company Arconic Inc. (“Arconic”) commenced a series of investor meetings beginning October 19, 2016, and will host a global investor webcast on October 27, 2016, at 8:00 a.m. EDT. The separation of Alcoa is scheduled to become effective before the opening of the market on November 1, 2016.

A copy of the materials to be presented at the Arconic global investor webcast is attached hereto as Exhibit 99.1, and is incorporated herein by reference. These presentation materials will also be available shortly before the commencement of the webcast on www.alcoa.com. The materials furnished herein supplement the materials that Alcoa furnished in a Current Report on Form 8-K filed on October 18, 2016. In addition, page 12 of Exhibit 99.1 corrects page 31 of the 2nd quarter 2016 earnings analyst presentation, which inadvertently transposed the headings relating to automotive hoods and doors.

The information in Item 7.01 of this Current Report on Form 8-K and in Exhibit 99.1 is being furnished, not filed, in accordance with the provisions of General Instruction B.2 of Form 8-K. Accordingly, the information in Item 7.01 of Form 8-K and in Exhibit 99.1 will not be incorporated by reference into any registration statement filed by Alcoa under the Securities Act of 1933 unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following is furnished as an exhibit to this report:

Exhibit No.	Description

99.1	Arconic Global Investor Presentation, dated October 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ Audrey Strauss
Name:	Audrey Strauss
Title:	Executive Vice President, Chief Legal Officer and Secretary

Date: October 27, 2016

Exhibit Index

Exhibit No.	Description

99.1	Arconic Global Investor Presentation, dated October 27, 2016.